SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D.C.  20549

            ----------------------------------


                        FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934




Date of report(Date of earliest event reported): December 7, 1998
                                                 ----------------


                         Berger Holdings, Ltd.
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        (Exact Name of Registrant as Specified in Charter)

      Pennsylvania              000-12362        23-2160077
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(State or Other Jurisdiction   (Commission      (IRS Employer
     of Incorporation)         File Number)   Identification No.)


805 Pennsylvania Boulevard, Feasterville, PA                19053
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(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code:(215) 355-1200
                                                   --------------

Item 2.  Acquisition of Assets.
         ---------------------

         The Registrant acquired all of the assets (the "Assets") of Sheet Metal Manufacturing Co., Inc., a Delaware corporation ("Sheet Metal"), pursuant to a certain Asset Purchase Agreement (the "Agreement"), dated as of December 2, 1998, by and among the Registrant, Sheet Metal and Bund Capital Limited Partnership, a Maryland limited partnership and the 95% shareholder of Sheet Metal. Sheet Metal engages in the manufacture and sale to distributors of roof drainage products. The Assets, which include primarily inventory and equipment utilized in Sheet Metal's business, are being moved to the Registrant's existing facilities. The Assets also include accounts receivable.

         As consideration for the Assets, the Registrant paid to Sheet Metal $3,650,000 in cash at closing. The Registrant also agreed to make quarterly principal payments to Sheet Metal for a period of fifteen months aggregating $1,477,910 (subject to certain post-closing adjustments), plus interest at a floating annual rate equal to the prime rate as quoted by the Wall Street Journal plus one percent. The book value of the Assets was approximately $3,900,000.

          The funds used by the Registrant in regard to the transactions contemplated by the Agreement were obtained from working capital and its credit facility with Summit Bank, N.A., the amount of which was increased to $11,900,000 in connection with the acquisition of the Assets.

Item 7.  Financial Statements, Pro Formal Financial Information
         and Exhibits.
         ------------------------------------------------------

         In accordance with Rule 3-05(b)(i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish (i) the below-listed financial statements of Sheet Metal and (ii) certain pro forma information with regard to the Registrant in filing this Form 8-K. Such financial statements and pro forma information will be filed as part of an amendment to this Form 8-K as soon as practicable following the date of filing hereof, but, in accordance with Item 7(a)(4) of Form 8-K, not later than 60 days after the date that the initial report on Form 8-K must be filed.

         (i) The Balance Sheet of Sheet Metal (audited) at December 31, 1996 and December 31, 1997 and (unaudited) at
              September 30, 1998; and

         (ii) The Statement of Income and Statement of Cash Flow of Sheet Metal (audited) for the years ended December 31, 1995, December 31, 1996 and December 31, 1997 and (unaudited) for the nine months ended September 30, 1998.

         The  Registrant  has furnished the exhibits  enumerated on the included
Exhibit Index. In accordance with Item 601(b)(2) of Regulation S-K, the schedules to the documents filed herewith as exhibits are not filed. Such agreements contain, where applicable, lists of such schedules, a copy of any of which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

                           Signatures
                           ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BERGER HOLDINGS, LTD.



Dated: December 22, 1998      By:/s/Joseph F. Weiderman
                                    Joseph F. Weiderman
                                    President

                          Exhibit Index
                          -------------

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.            Item
-------        ----

2.1            Asset Purchase Agreement, dated as of December 2,
               1998, by and among the Registrant, Sheet Metal and Bund Capital Limited Partnership.

2.2               Amendment to Amended and Restated Loan and
               Security Agreement, dated as of December 7, 1998, by and among Berger Financial Corp., a Delaware corporation, Berger Bros Company, a Pennsylvania corporation and Summit Bank, N.A.

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             BERGER HOLDINGS, LTD.,

                       SHEET METAL MANUFACTURING CO., INC.

                                       AND

                        BUND CAPITAL LIMITED PARTNERSHIP




                          Dated as of December 2, 1998

                                TABLE OF CONTENTS

                                                            Page

ARTICLE I

         ASSETS AND LIABILITIES     1
         1.1      Assets to be Purchased    1
         1.2      Assumption of Liabilities 2

ARTICLE II

         PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE        2
         2.1      Purchase Price    2
         2.2      Adjustments to Purchase Price      3
         2.3      Adjustments and Allocations        5
         2.4      Application of Adjustment to the Purchase Price      5
         2.5      Allocation of Purchase Price       5

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF SELLER    6
         3.1      Corporate Status; Authority        6
         3.2      Due Authorization; Validity of Agreement    6
         3.3      Title to Assets; No Affiliates     6
         3.4      Condition of Assets; Accounts Receivable    6
         3.5      Conflicts; Consents of Third Parties.       7
         3.6      Financial Statements      7
         3.7      Intangible Property       7
         3.8      Employee Benefits 8
         3.9      Labor    8
         3.10     Litigation        9
         3.11     Compliance with Laws      9
         3.12     Related Party Transactions9
         3.13     Actions since October 31, 1998     10
         3.14     Taxes    11
         3.15     Material Contracts        12
         3.16     Environmental Matters     12
         3.17     No Misrepresentation      12
         3.18     Brokers  13
         3.19     Disclaimer of other Representations and Warranties   13

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF BUYER     13
         4.1      Organization and Good Standing     13
         4.2      Due Authorization; Validity of Agreement    13
         4.3      Conflicts; Consents of Third Parties        14
         4.4      Brokers  14
         4.5      No Misrepresentation      14

ARTICLE V

         CLOSING; DELIVERIES AT CLOSING     14

ARTICLE VI

         CONDUCT OF BUSINESS PENDING CLOSING15
         6.1       Conduct of the Business of Seller 15
         6.2       Conduct of the Business of Buyer  16

ARTICLE VII

         COVENANTS         16
         7.1      Preservation of Records   16
         7.2      Noncompetition Agreement  17
         7.3      Financial Statements      17
         7.4      Employees of Seller       18
         7.5      Delivery of Assets; Other Arrangements      18
         7.6      Satisfaction of Conditions19
         7.7      Access   19
         7.8      Customer Matters  19
         7.9      Destruction of Certain Assets      19
         7.10     Change of Corporate Name  20
         7.11     Schedule 2.5      20

ARTICLE VIII

         CONDITIONS TO CLOSING      20
         8.1      Conditions to Each Party's Obligations      20
         8.2      Conditions to Obligations of Buyer 20
         8.3      Conditions to Obligations of Seller21

ARTICLE IX

         SURVIVAL OF REPRESENTATIONS, LIMITATION OF LIABILITY,
         INDEMNIFICATION  21
         9.1      Statements as Representations      22
         9.2      Survival of Representations and Warranties  22
         9.3      General Indemnity 22
         9.4      Limitation of Liability   23
         9.5      Interest on Indemnification Obligations     23
         9.6      Indemnification Procedure 23
         9.7      Remedies Exclusive        25

ARTICLE X

         MISCELLANEOUS     25
         10.1     Certain Definitions       25
         10.2     Confidentiality; Non-Disparagement 29
         10.3     Expenses 29
         10.4     Termination       29
         10.5     Further Assurances        29
         10.6     Arbitration       30
         10.7     Entire Agreement; Amendments and Waivers.   30
         10.8     Governing Law     30
         10.9     Bulk Transfer Laws        30
         10.10    Table of Contents and Headings     31
         10.11    Notices  31
         10.12    Binding Nature of Agreement; Assignment     32
         10.13    Severability      32
         10.14    Counterparts      32

                             SCHEDULES AND EXHIBITS

Exhibit A                  -        Escrow Agreement
Exhibit B                  -        Subordinated Note

Schedule 1.1(a)   -        Equipment
Schedule 1.1(b)   -        Equipment Leases
Schedule 1.1(f)   -        Intellectual Property
Schedule 2.2(a)(ii)        -        Selected Inventory Valuations by Buyer
Schedule 2.5               -        Allocation of Purchase Price
Schedule 3.4(a)(1)         -        Equipment not in Good Operating Order
Schedule 3.4(a)(2)         -        Other Equipment
Schedule 3.5               -        Consents
Schedule 3.6(a)   -        Audited Financial Statements
Schedule 3.6(b)   -        Unaudited Financial Statements
Schedule 3.7               -        Intangible Property
Schedule 3.8               -        Employee Benefits
Schedule 3.9(a)   -        Labor
Schedule 3.9(b)   -        Certain Employees
Schedule 3.10              -        Litigation
Schedule 3.12              -        Related Party Transactions
Schedule 3.13              -        Actions Since October 31, 1998
Schedule 3.15              -        Material Contracts
Schedule 3.16              -        Environmental Matters
Schedule 4.3               -        Consents

                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT, dated as of December 2, 1998 (the "Agreement"), by and among Berger Holdings, Ltd., a Pennsylvania corporation ("Buyer"), Sheet Metal Manufacturing Co., Inc., a Delaware corporation ("Seller") and Bund Capital Limited Partnership ("Bund"), a Maryland limited partnership (solely with respect to Sections 7.2 and 9.3 of this Agreement).


                              W I T N E S S E T H:

                  WHEREAS, Seller is currently engaged in the manufacturing and sale to distributers of roof drainage products (the "Business"); and

                  WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Assets (as defined below) on the terms set forth below.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I
                             ASSETS AND LIABILITIES

     1.1 Assets to be Purchased. On the Closing Date (as hereinafter defined) and subject to the terms and conditions contained in this Agreement, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, assume and accept from Seller, free and clear of all liens and encumbrances, all right, title and interest in and to the following assets owned by Seller (the "Assets"):

     (a) all of the equipment, machinery, racking and trucks owned by Seller listed on Schedule 1.1(a) hereto (collectively, the "Equipment");

     (b) the leases for equipment, machinery, racking and trucks leased by Seller listed on Schedule 1.1(b) hereto (the "Equipment Leases");

     (c) all Seller's inventory held for resale and all of Seller's raw material, work in process, finished products, wrapping, supply and packaging items and similar items, all related to the Business, excluding broken or damaged goods, Excluded Inventory and Old Inventory (both as defined in Section
2.2 below) (collectively, the "Inventory");

     (d) all Seller's trade accounts receivable, including the Old Receivables (as defined in Article X below) (the "Receivables");

     (e) all sales information related to the Business, sorted by customer, for all periods subsequent to January 1, 1996 and (except as they may be destroyed by Seller or retained by Seller solely for its own use) all computer data bases related to the Business; and

     (f) all trademarks, service marks, trade names, logos and other intellectual property of Seller related to the Business, including without limitation Seller's interest, if any, in the name "Sheet Metal" and any variations thereof, all of Seller's know-how and trade secrets, and those items set forth on Schedule 1.1(f) hereto;

     1.2 Assumption of Liabilities. Except for liabilities under the Equipment Leases accruing, arising out of or relating to events occurring after the Closing Date, Buyer shall not assume and shall in no event be liable for any debts, liabilities or obligations of Seller (hereinafter referred to as the "Seller Liabilities"), whether fixed or contingent, known or unknown, liquidated or unliquidated, secured or unsecured, or otherwise and regardless of when they arose or arise, including, but not limited to, (i) all liabilities attributable to any Employee Benefit Plans of Seller or otherwise arising out of any employment relationships between Seller (or any Affiliate of Seller) and any employees of Seller (or any Affiliate of Seller) and (ii) any environmental liabilities or obligations.

                                   ARTICLE II
                 PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE

     2.1 Purchase Price. The aggregate consideration (the "Purchase Price") paid or payable to (i) Seller by Buyer in exchange for the sale, transfer, assignment and delivery of the Assets, subject to adjustments pursuant to Section 2.2, and in consideration of its agreement pursuant to Section 7.2 hereof, and (ii) Bund, in consideration of its agreement pursuant to Section 7.2 hereof, shall consist of the following:

     (a) Upon the execution of this Agreement, cash in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit"), to be delivered by wire transfer of immediately available funds to an interest-bearing escrow account maintained by First Union National Bank in accordance with the terms of the Escrow Agreement attached as Exhibit A hereto. If the Closing contemplated by this Agreement does not occur for any reason other than (i) the breach of this Agreement by Seller or (ii) the failure to be satisfied of any of the conditions set forth in Section 8.2(a)-(f) hereof, Seller shall retain the Deposit, together with all interest thereon, as liquidated damages. If Closing does not occur for such enumerated reasons, Buyer shall recover the entire Deposit, together with all interest thereon. If the Closing hereunder occurs, the Deposit and the interest thereon shall be paid to Seller and applied against the Purchase Price.

     (b) On the Closing Date, cash (the "Cash") in the amount of Three Million Six Hundred Fifty Thousand Dollars ($3,650,000), minus the amount of the Deposit, together with all interest thereon, to be delivered by wire transfer of immediately available funds to an account designated by Seller; and (c) On the Closing Date, the promissory note of Berger Bros Company, in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), in the form attached hereto as Exhibit B (the "Note"). Three Hundred Thousand Dollars ($300,000) of the principal amount of the Note shall be paid on each of March 1, 1999, June 1, 1999, September 1, 1999, December 1, 1999 and March 1, 2000. Interest at the floating Prime Rate plus one percent (1%) on the outstanding principal balance of the Note shall be paid in arrears as set forth in the Note.

                 2.2      Adjustments to Purchase Price



                          (a)      Inventory Valuation.


     (i) The value of the Inventory as of the Closing (the "Inventory Value") shall be determined in accordance with this Section 2.2(a). If the Inventory Value exceeds One Million Eight Hundred and Fifty-Five Thousand Dollars ($1,855,000), then the Purchase Price shall be increased, by the amount of such excess, by an increase in the principal amount of the Note as set forth in
Section 2.4. If the Inventory Value is less than One Million Eight Hundred and Fifty-Five Thousand Dollars ($1,855,000), then the Purchase Price shall be decreased, by the amount of such difference, by a decrease in the principal amount of the Note as set forth in Section 2.4. The Inventory Value shall equal the sum of Seller's vendor cost for each item of Inventory (which, as to non-finished goods shall include, without limitation, all freight and other vendor charges and, as to finished goods, shall include, without limitation, all freight and other vendor charges and a reasonable allocation for the cost of labor and overhead) calculated on a "first-in, first-out" basis, as adjusted pursuant to the following sentence (the "Inventory Cost"). The Inventory Cost of each item of Inventory shall be adjusted as follows: (A) Inventory acquired by Seller less than 12 months prior to the Closing Date shall be valued at 100% of the Inventory Cost; (B) Inventory acquired by Seller more than 12 months and less than 24 months prior to the Closing Date shall be valued at 50% of the Inventory Cost; and (C) the Inventory Cost of Inventory acquired by Seller more than 24 months prior to the Closing Date (the

"Old Inventory") shall be deemed to be zero. In no event shall the Inventory Value exceed One Million Nine Hundred Thousand Dollars ($1,900,000).


     (i) If Buyer demonstrates a fair market value for any item of Inventory (utilizing, for this purpose, Seller's purchasing volume with respect to such item) that is lower than the Inventory Cost of such item as determined in accordance with Section 2.2(a)(i), then such fair market value shall be deemed to be the Inventory Cost of such item for purposes of determining the Inventory Value. Buyer shall notify Seller regarding its determination of the fair market value of Inventory in accordance with Section 2.3; provided, that Buyer will notify Seller of its valuation of the items of Inventory listed on Schedule 2.2(a)(ii) three (3) Business Days prior to Closing.

     (i) Seller may, at its option,  retain any  Inventory,  in which event such
Inventory   shall  be  excluded  from  the   calculation   of  Inventory   Value
(collectively, the "Excluded Inventory").

     (i) Buyer and Seller shall attempt to agree on the Inventory Value prior to Closing. If they are not able to so agree, the Inventory Value, for purposes of Closing, shall be calculated in accordance with Section 2.3.

                       (b) Accounts Receivable Valuation.

     (i) The Purchase Price shall be decreased, on a dollar-for-dollar basis, in accordance with Section 2.4 hereof, for each dollar that the Current Receivables (as defined in Article IX below) as of the Closing Date (the "Closing Receivables Amount") is less than One Million Eight Hundred Nineteen Thousand Dollars ($1,819,000). The Purchase Price shall be further decreased, on a dollar-for-dollar basis, in accordance with Section 2.4 hereof, for each dollar that the aggregate amount collected with respect to the Receivables by nine months after Closing (the "Collection Period") is less than the Closing Receivables Amount. In the event that the amount of Receivables collected during the Collection Period exceeds the Closing Receivables Amount, Buyer shall pay such excess to Seller promptly after the end of the Collection Period. For nine months after Closing, Buyer will use its best commercially reasonable efforts to collect the Receivables, provided that Buyer will not be required to commence litigation with respect to the Receivables or to refer the Receivables to a third party for collection. During the Collection Period, Buyer shall provide Seller with a monthly statement of outstanding balances of collected Receivables, which statement shall also reflect sales to and collections from customers of Seller. Seller shall be entitled to all Receivables to the extent that a reduction in Purchase Price is effected pursuant to this subsection. Seller shall also be entitled at any time to the return of any Receivable specified by Seller to Buyer whereupon the
Purchase Price will be reduced accordingly in accordance with Section 2.4 hereof. Until three months after the earlier of (i) the end of the Collection Period or (ii) such time as Buyer collects an amount with respect to the Receivables equal to the Closing Receivables Amount, Seller shall also be entitled to reasonable access to Buyer's books to verify calculations pursuant to this Section 2.2.

     (ii) Cash received by Buyer with respect to Receivables from customers of Seller shall be applied to the Receivables in the following manner:

     (A) All or any portion of any payment from a customer to which Buyer had at least Two Thousand Five Hundred Dollars ($2,500) in sales during the twelve months prior to the Closing Date, which payment identifies a specific invoice number of Seller or a specific invoice number (dated prior to the Closing Date) of Buyer, shall be applied in the manner directed by such customer.

     (B) All or any portion of any payment from a customer to which Buyer had at least Two Thousand Five Hundred Dollars ($2,500) in sales during the twelve months prior to the Closing Date, which payment does not identify a specific invoice number of Seller or Buyer, or does identify a specific invoice number (dated after the Closing Date) of Buyer, shall be applied against the Receivables from such customer (in chronological order beginning with the Receivable with the earliest invoice date) until the total amount of the Receivables from such customer has been reduced to zero.

     (C) Any payment from a customer to which Buyer had less than Two Thousand Five Hundred Dollars ($2,500) in sales during the twelve months prior to the Closing Date, notwithstanding any specific notation by such customer as to invoice number, shall be applied against the Receivables from such customer (in chronological order beginning with the Receivable with the earliest invoice date) until the total amount of the Receivables from such customer has been reduced to zero.

     Provided, however, that the application of clauses (A), (B) and (C) of this
Section 2.2(b)(ii) shall not operate to reduce a Receivable to the extent (but only to the extent) that the customer making the payment in question has identified a bona fide dispute with respect to the payment of such Receivable.

     2.3 Adjustments and Allocations. In the event that agreement is not reached on the Inventory Value prior to Closing, Seller's reasonable estimate made in accordance with Section 2.2 hereof shall be utilized for purposes of Closing. Management representatives from Buyer and Seller shall monitor the loading of Inventory in accordance with Section 7.5. During such process, Buyer's representatives shall notify Seller's representatives if Buyer disagrees with the Inventory Cost of any item of Inventory; provided, that such disagreement may be based only on (i) the Inventory Cost, (ii) the age or (iii) the condition of such item of Inventory. Thereafter, the representatives of Buyer and Seller shall attempt to resolve any dispute as to such Inventory Cost. If they cannot agree as to such value, Buyer shall not be obligated to load such item of Inventory. Only the Inventory Cost of items actually loaded, or rejected pursuant to Section 7.5(d), shall be included in the final calculation of Inventory Value. The Purchase Price shall be increased or decreased, as appropriate, by the amount by which the Inventory Value determined pursuant to this Section 2.3 exceeds or is less than, as the case may be, Seller's estimate of the Inventory Value made in accordance with Section 2.2 hereof. The loading of any item of Inventory shall constitute Buyer's confirmation, as between Buyer and Seller, that such item is in good and saleable condition in the ordinary course of business within the meaning of Section 3.4.

     2.4 Application of Adjustment to the Purchase Price. Any increase or decrease to the Purchase Price pursuant to this Article II shall be accomplished by an increase or decrease, as appropriate, in the original principal amount of the Note. Any decrease to the Purchase Price pursuant to this Article II shall be accomplished by a decrease in the principal amount of the Note (which shall reduce the amounts of the remaining principal payments under the Note on a pro rata basis) and then, if necessary, by decreasing the Cash to be delivered at Closing (or, if necessary, by repayment by Seller of Cash delivered at Closing). Any increase to the Purchase Price pursuant to this Article II shall be accomplished by an increase in the principal amount of the Note (which shall increase the amounts of the remaining principal payments under the Note on a pro rata basis).

     2.5 Allocation of Purchase Price. The Purchase Price shall be allocated for all applicable tax and accounting purposes, including without limitation filings required under Section 1060 of the Internal Revenue Code of 1986, as amended, and all regulations thereunder, as set forth on Schedule 2.5 hereto.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer, subject to any exceptions listed on Schedule 3 hereto, which exceptions specifically reference or cross-reference the applicable sections of this Article III, as follows:

     3.1 Corporate Status; Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Seller has the full power and authority to execute and deliver this Agreement and any and all other documents or instruments to be executed and/or delivered by Seller in connection herewith (collectively, the "Seller Purchase Documents") and to perform its obligations hereunder and thereunder.

     3.2 Due Authorization; Validity of Agreement. The execution, delivery and performance of this Agreement and the Seller Purchase Documents by Seller has been duly authorized and approved by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Buyer, constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Assuming due execution and delivery by Buyer, the Seller Purchase Documents will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     3.3 Title to Assets; No Affliates. Seller has good and marketable title to all the Assets, which at the time of Closing will be free and clear of all Liens. None of the Assets is held by Seller on consignment. No Affiliate of Seller is engaged in the Business or owns assets used in the Business.

     3.4 Condition of Assets; Accounts Receivable.

     (a) The Inventory is in good condition and saleable in the ordinary course of business. Except as set forth on Schedule 3.4(a)(1), the Equipment is in good operating order, normal wear and tear excepted. Except for the Equipment, the equipment subject to the Equipment Leases and as set forth on Schedule 3.4(a)(2) (which, as to each material item of Equipment listed thereon, contains a description of the party that received such item upon disposal thereof by Seller), no equipment, machinery, racking or trucks (other than items the original cost of which would not exceed Ten Thousand Dollars ($10,000) individually or Forty Thousand Dollars ($40,000) in the aggregate) have been used in the Business by Seller since January 1, 1996.

     (b) As of November 18, 1998, the aggregate face amount of the trade accounts receivable of Seller the invoice date of which was greater than sixty
(60) and less than ninety (90) days prior to such date was not more than Seventy Thousand Dollars ($70,000), and the face amount of the trade accounts receivable of Seller the invoice date of which was greater than ninety (90) days prior to such date was not more than Forty Thousand Dollars ($40,000).

     3.5 Conflicts; Consents of Third Parties.

     (a) Except as set forth on Schedule 3.5 hereto, the execution and delivery by Seller of this Agreement and of the Seller Purchase Documents, the consummation by Seller of the transactions contemplated hereby and thereby and compliance by Seller with any of the provisions hereof or thereof will not (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Seller, (ii) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any Contract to which Seller is a party or by which Seller or any of its properties or assets is bound or (iii) violate any Law or Order of any Governmental Body by which Seller is bound.

     (b) Except as set forth on Schedule 3.5, no waiver, Order or Permit of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or the Seller Purchase Documents or the compliance by Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.

     3.6 Financial Statements. Seller has delivered to Buyer audited financial statements of Seller at December 31, 1997 and for the year then ended, which audited financial statements are attached hereto as Schedule 3.6(a). Seller has delivered to Buyer unaudited financial statements as of October 31, 1998 and for the ten months then ended, which unaudited financial statements are attached hereto as Schedule 3.6(b). The information set forth on Schedule 3.6(b) regarding the sales of Seller by customer and by product or metal mix is true and correct in all material respects, subject to adjustments that would not, in the aggregate, have a Material Adverse Effect.

     3.7 Intangible Property. Schedule 3.7 hereto contains a complete and correct list of each material trademark, trade name, logo, service mark, copyright, patent, pending patent application, shopright, item of know-how, trade secret, computer program and item of computer software and the like and other items commonly known as intellectual property (collectively, the "Intellectual Property") owned or used by Seller in the operation of the Business, including without limitation the name "Sheet Metal," which is the only name used by Seller in the operation of the Business, as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 3.7, each of the foregoing is owned by the party shown on such schedule as owning the same, free and clear of all Liens and is in good standing and does not conflict with the rights of any other Person. To the Knowledge of Seller, there have been no claims made and Seller has not received any notice that any of the foregoing is invalid or conflicts with the asserted rights of others. Seller is not under any obligation to pay any royalties or similar payments. In the last ten (10) years, Seller has not done business at any address other than the addresses listed on
Schedule 3.7.

     3.8 Employee Benefits.

     (a) The transactions contemplated by this Agreement will not result in any liability of Buyer or any officer, director, employee, agent or Affiliate of Buyer under any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or under any other non-cash compensation arrangement, any deferred compensation plan or arrangement, any profit sharing plan, any stock option plan, any employee perquisites required to be continued or under which payments are required to be made in the future, any severance pay plans, practices or policies, any vacation plans, practices or policies, any nonqualified supplementary executive retirement plans or arrangements, any termination or parachute contracts, any rabbi trusts or secular trusts, or other plan, program, agreement or arrangement which provides any benefits to current or former employees of Seller with respect to which Seller currently contributes or has any liabilities or obligations (collectively, "Employee Benefit Plans").

     (b) Except as set forth on Schedule 3.8 hereto, none of the Employee Benefit Plans constitutes a multiple employer plan as defined in Section 4063 and 4064 of ERISA, (ii) a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or (iii) a "benefit plan," within the meaning of Section 5000(b)(l) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his or her beneficiary's sole expense).

     (c) No provision of this Agreement shall create any third-party beneficiary rights in any employee and former employee (including any beneficiary or dependent thereof) of Seller in respect of continued employment (or resumed employment), and no provision hereof shall create any such third-party beneficiary rights in any such Person in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement, including the currently existing Employee Benefit Plans.

     (d) For all purposes of this Section 3.8, "Seller" shall have the meaning set forth in the Recitals hereto and also include any trade or business (whether or not incorporated) under common contract with Seller within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

     3.9 Labor.

     (a) Except as set forth on Schedule 3.9(a), (i) Seller is in material compliance with all applicable, federal, state, local and foreign laws and regulations respecting employment and employment practices, labor relations, terms and conditions of employment and wages and hours; (ii) there is no unfair labor practice complaint or charge against Seller threatened or pending before the National Labor Relations Board or any comparable state, local or foreign agency or other Governmental Entity; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Seller, threatened against or involving Seller; (iv) no representation question exists respecting the employees of Seller; (v) no grievance which will have a Material Adverse Effect is pending and no claim therefor has been asserted; (vi) Seller is not a party to any collective bargaining agreement; (vii) Seller shall be responsible for any notifications required by federal, state and local WARN Acts as a result of this transaction; (viii) since January 1, 1997, neither Seller nor any Affiliate of Seller has received notice by charge, complaint, citation, claim or grievance that it has violated or is alleged to have violated federal, state or local laws or regulations or common law concerning the health and safety of Seller Personnel, unlawful discrimination in employment, unlawful employment practices, wages and hours, terms or conditions of employment or any other employment-related law, regulation or common law, with respect to any Seller Personnel or any applicant for a position as Seller Personnel; and (ix) no claim is pending which alleges Seller or any Affiliate of Seller has violated federal, state or local laws or regulations or common law concerning the health and safety of Seller Personnel, unlawful discrimination in employment, unlawful employment practices, wages and hours, terms or conditions of employment or any other employment-related law, regulation or common law, with respect to any Seller Personnel or any applicant for a position as Seller Personnel.

     (b) To the Knowledge of Seller, no present or former employee of Seller (other than the persons listed on Schedule 3.9(b)) is presently engaged or has threatened to engage in competition with the Business.

     3.10 Litigation. Except as set forth on Schedule 3.10, there is no suit, action, charge, proceeding, investigation, claim or order pending or, to the Knowledge of Seller, threatened, against Seller (or, to the Knowledge of Seller, pending or threatened against any of the officers, directors or key employees of Seller with respect to their business activities on behalf of Seller), or to which Seller is otherwise a party, before any court, or before any Governmental Body.

     3.11 Compliance with Laws. Seller possesses all material Permits of and from all Governmental Bodies necessary to own or lease its respective properties and assets and to conduct the Business. No proceeding has been threatened or commenced that seeks to, or could reasonably be anticipated to, cause the suspension, modification, revocation or withdrawal of any Permit, the suspension, modification, revocation or withdrawal of which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Seller is currently, and at all times has been, in material compliance with all Laws applicable to it, except for such lack of compliance which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Seller has not received any written or oral communication alleging that Seller or the operations thereof may be in violation of any Law or any Permit, or may have any liability under any Law, which violation or liability would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     3.12 Related Party Transactions. Except as set forth in Schedule 3.12, none of Seller or any of its officers, employees or Affiliates (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Seller,
(B) engaged in a business related to the Business or (C) a participant in any transaction related to the Business to which Seller is a party or (ii) is a party to any Contract or transaction with Seller. Since January 1, 1996, Seller has not transferred any equipment or other assets, the original cost of which (other than as to dies) did not exceed Five Thousand Dollars ($5,000) individually or Fifteen Thousand Dollars ($15,000) in the aggregate, to any employee of Seller or any of Seller's Affiliates, and has not assisted any such employee or Affiliate in establishing a business that might compete in any manner with the Business.

     3.13 Actions since October 31, 1998. Except as shown on Schedule 3.13, or as contemplated by this Agreement, since October 31, 1998, there has not been, with respect to Seller, any:

     (a) Material Adverse Effect with respect to the Assets or the Business;

     (b) termination or amendment of, or a failure in any material respect to perform obligations or the occurrence of any default under, any contract, lease, agreement or license that has had or could reasonably be expected to have a Material Adverse Effect;

     (c) failure to maintain in full force and effect substantially the same level and types of insurance coverage, or destruction, damage to, or loss of any asset of Seller (whether or not covered by insurance) that has had or could have a Material Adverse Effect;

     (d) change in accounting or business principles, methods or practices (including, without limitation, changes in (i) inventory, equipment or supply cost systems or (ii) practices or time periods for billing customers);

     (e) except as otherwise contemplated by this Agreement, sale, assignment, or transfer of any tangible or intangible asset, including any rights to Intellectual Property, except in the ordinary course of business and consistent with past practice;

     (f) waiver or release of any material right or claim related to the Business, except for cancellations, waivers and releases in the ordinary course of business and consistent with past practice which do not exceed Two Thousand Five Hundred Dollars ($2,500) individually or Twenty-Five Thousand Dollars ($25,000) in the aggregate;

     (g) disposition of or lapse, which such disposition or lapse could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, of any patent, trademark, trade name or copyright or any application for the foregoing or any license, permit or authorization to use any of the foregoing;

     (h) revaluation of any assets of Seller;

     (i) amendment or termination of any material Contract to which Seller is a party, or Permit related to the Business;

     (j)  subjecting  to  Liens  of any  asset  of  Seller  related  to the
Business,   other  than   pursuant  to  financing   arrangements   existing
immediately prior to October 31, 1998;

     (k) return of previously ordered equipment or supplies to the manufacturer or suppliers thereof, except in the ordinary course of business and consistent with past practice;

     (l) transfer, sale or other disposition of any Asset from Seller without full consideration being paid, including, without limitation, by dividend or other distribution; or

     (m) agreement or understanding to take any of the actions described above in this Section 3.13.

                                   3.14 Taxes.

     (a) "Taxes" shall mean any tax (whether income, excise, customs, sales or use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or contribution no matter how denominated), or any assessment, levy, impost, withholding, or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto; and "Tax Returns" shall mean all reports, estimates, information statements and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statutes or regulations of any federal, state, local or foreign government taxing authority.

     (b) Seller has filed all Tax Returns that are required to be filed on or before the date hereof. All such returns are true, correct and complete in all material respects. All Taxes for which Seller is or will be liable and that are due on or before the date hereof (including, without limitation, Taxes shown to be due on all Tax Returns filed on or before the date hereof) have been paid, and all Taxes which are required to be withheld or collected by Seller have been duly withheld and collected and, to the extent required, have been paid to the appropriate governmental authority or properly deposited as required by applicable law.

     (c) Seller has not been audited by any taxing authority in the last five years or been notified of, and to the Knowledge of Seller there has not been, any attempt or threat to audit Seller with respect to any Taxes relating to the Business.

     (d) Seller is not obligated to file any Tax Returns in any country other than the United States.

     (e) There are no Tax Returns which Seller is currently required to file with respect to any period that includes any day prior to Closing and any day after Closing.

     3.15 Material Contracts. Schedule 3.15 sets forth all Contracts relating to the Business between Seller and any customer or supplier which obligate any party thereto, by their terms, to make payments or accept liability in an aggregate amount greater than One Hundred Thousand Dollars ($100,000). There have been made available to Buyer true and complete copies of each of such Contracts.

                 3.16     Environmental Matters.

     (a) Except as set forth on Schedule 3.16, Part I, Seller is, and all Operating Facilities (including all owners or operators thereof) are, in material compliance with the Environmental Laws. Except as set forth in
Schedule 3.16, Part II, to the Knowledge of the Seller, Seller has not received any communication (written or oral) or knows of any pending or threatened communication that alleges that Seller or any Operating Facility (including, with respect to any Operating Facility, all owners or operators thereof) is not in such compliance. To the Knowledge of Seller, all permits and licenses held on the date hereof by Seller pursuant to Environmental Laws are identified in Schedule 3.16, Part III. To the Knowledge of Seller, all Materials of Environmental Concern have been properly disposed of in accordance with the Environmental Laws.

     (b) Except as set forth in Schedule 3.16, Part IV, there is no Environmental Claim pending against Seller or any Operating Facility or, to the Knowledge of the Seller, threatened against Seller or any Operating Facility, or threatened or pending against any Person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

     (c) Except as set forth on Schedule 3.16, Part V, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release or threatened release, emission, discharge, disposal or presence of any Materials of Environmental Concern, that, to the Knowledge of Seller, forms the basis of any Environmental Claim or allegation of material noncompliance with any Environmental Law against Seller, any Operating Facility or any Person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

     (d) Without in any way limiting the generality of the foregoing, to the Knowledge of Seller, (i) all underground storage tanks, if any, and the capacity and contents of such tanks, if any, currently or formerly located on property owned or leased by Seller are identified on Schedule 3.16, Part VI, (ii) except as set forth on Schedule 3.16, Part VII, there is no asbestos or presumed asbestos contained in or forming a part of any building or structure owned or leased by Seller, (iii) except as set forth on Schedule 3.16, Part VIII, no polychlorinated biphenyls (PCBs) are present at any property owned or leased by Seller and (iv) all property now or previously owned or leased by Seller is identified on Schedule 3.16,
Part IX.

     3.17 No Misrepresentation. No representation or warranty of Seller contained in this Agreement or in any exhibit or schedule hereto or in any certificate or other agreement or instrument furnished by Seller to Buyer pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     3.18 Brokers. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Buyer in respect thereof.

     3.19 Disclaimer of other Representations and Warranties. Except as set forth in this Article III, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Assets), liabilities or operations, including without limitation, with respect to merchantability or fitness for any particular purpose, and any such representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent expressly set forth in this Article III, Buyer is purchasing the Assets on an "as-is, where-is" basis.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller that:

     4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties and to carry out its business as now conducted. Buyer has the full power and authority to execute and deliver this Agreement and any and all other documents or instruments to be executed and/or delivered by Buyer in connection herewith (collectively, the "Buyer Purchase Documents") and to perform its obligations hereunder and thereunder.

     4.2 Due Authorization;  Validity of Agreement. The execution, delivery and performance of this Agreement and any and all other documents or instruments to be executed and/or delivered by Buyer in connection herewith (collectively, the "Buyer Purchase Documents") have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement by Seller, constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Assuming due execution and delivery by Seller, the Buyer Purchase Documents will constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

     4.3 Conflicts; Consents of Third Parties.

     (a) Except as set forth on Schedule 4.3 hereto, none of the execution and delivery by Buyer of this Agreement and of the Buyer Purchase Documents, the consummation by Buyer of the transactions contemplated hereby and thereby or compliance by Buyer with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Buyer, (ii) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any Contract to which Buyer is a party or by which Buyer or its properties or assets is bound or (iii) violate any Law or Order of any Governmental Body by which Buyer is bound.

     (b) Except as set forth on Schedule 4.3, no waiver, Order or Permit of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Buyer in connection with the execution and delivery of this Agreement or the Buyer Purchase Documents or the compliance by Buyer with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.


     4.4 Brokers. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Seller in respect thereof.

     4.5 No Misrepresentation. No representation or warranty of Buyer contained in this Agreement or in any exhibit or schedule hereto or in any certificate or other agreement or instrument furnished by Buyer to Seller pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                         CLOSING; DELIVERIES AT CLOSING

     (a) Closing Date. The Closing of the transaction provided for in this Agreement (herein sometimes called the "Closing") shall take place at 10:00 a.m. on December 7, 1998, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, Twelfth Floor Packard Building, 111 South 15th Street, Philadelphia, PA, or such other place and time as shall be agreed to between the parties hereto; provided, however, that if, on December 7, 1998, any of the conditions to Closing specified in Article VIII hereof has not been satisfied or waived, either party shall have the right to delay the time of Closing until such condition is satisfied or waived, subject to the parties' right to terminate this Agreement pursuant to Section 10.4. The date and time of Closing is sometimes herein called the "Closing Date."

     (b) Deliveries by Seller at Closing. At Closing, Seller will deliver or cause to be delivered to Buyer the following: (i) copies of the minutes of the Board of Directors and shareholders of Seller authorizing the execution and performance of this Agreement and all ancillary agreements, certified by the Secretary of Seller; (ii) a bill of sale and general assignment and other applicable transfer instruments transferring to Buyer good title to all of the Assets; (iii) a certificate, dated the Closing Date, executed by the President and Secretary of Seller, to the effect that the conditions set forth in Sections 8.2(a) through 8.2(f) hereof have been satisfied; and (iv) all such further documents, instruments and agreements which may be reasonably requested by Buyer or its counsel in order to more effectively transfer title to the Assets to Buyer, or to effectuate and carry out any provision of this Agreement.

     (c) Deliveries by Buyer at Closing. At the Closing, Buyer will deliver or cause to be delivered to Seller the following: (i) the Cash; (ii) the Note; (iii) a certificate of the Secretary of Buyer, dated the Closing Date, certifying that all necessary action has been taken to authorize the consummation by Buyer of the transactions contemplated by this Agreement and the Buyer Purchase Documents; (iv) copies of the minutes of the respective Boards of Directors of Buyer and Berger Bros Company authorizing the execution and performance of this Agreement and all ancillary agreements, certified by the Secretary of Buyer or Berger Bros Company, as the case may be; (v) a certificate, dated the Closing Date, executed by an authorized officer of Buyer, to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) hereof have been satisfied; and (vi) all such further documents, instruments and agreements which may be reasonably requested by Seller or its counsel in order to effectuate and carry out the provisions of this Agreement.

                                   ARTICLE VI

                      CONDUCT OF BUSINESS PENDING CLOSING

     6.1 Conduct of the Business of Seller. Between the date hereof and the Closing hereunder Seller will:

     (a) Use its reasonable efforts not to cause any of the representations or warranties of Seller herein contained to be untrue as of Closing;

     (b)  Operate  the  Business  in  the  ordinary   course  of  business,
consistent with past practice;

     (c) Not enter into any Contract relating to the Business with any party, other than Contracts for the sale of merchandise and Contracts for the purchase of materials and supplies in the ordinary and usual course of business, and not amend, modify or terminate any Contracts relating to the Business without the prior written consent of Buyer;

     (d) Use its best efforts to preserve Seller's relationships with its customers and suppliers;

     (e) Not reveal, orally or in writing, to any party, other than Buyer and Buyer's authorized agents, any of the business procedures and practices followed by Seller in the conduct of the Business, or any technology used in the processing, evaluation or manufacture of any of the products of the Business;

     (f) Maintain in full force and effect all of the insurance policies relating to the Business as in effect immediately prior to the date of this Agreement and make no change in any insurance coverage without the prior written consent of Buyer;

     (g) Keep all of the Equipment in good order and repair and perform all necessary repairs and maintenance in accordance with past practices, normal wear and tear excepted;

     (h) Continue to maintain all of Seller's usual business books and records in accordance with its past practices and not change its method of accounting;

     (i) Not issue any capital stock or any option, warrant or right relating thereto;

     (j) Not waive any right or cancel any claim relating to the Business or the Assets other than in the ordinary course of business;

     (k) Maintain Seller's corporate existence and not merge or consolidate with any other entity;

     (l) Except as may be required to comply with the terms hereof, comply with all provisions of all Contracts and all applicable laws, rules and regulations; and

     (m) Not negotiate with any other person the sale or other transfer of the Assets, or the capital stock of Seller, or any similar transaction.

     6.2 Conduct of the Business of Buyer. Between the date hereof and the Closing hereunder, Buyer will use its reasonable efforts not to cause any of the representations or warranties of Buyer herein contained to be untrue as of Closing.

                                   ARTICLE VII

                                   COVENANTS

     7.1 Preservation of Records. Seller and Buyer agree that each of them shall preserve and keep the records held by them relating to the Business for a period of three (3) years from the date hereof and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of Seller or Buyer or any of their respective Affiliates or in order to enable Seller or Buyer to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby. In the event either Seller or Buyer wishes to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety
(90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

     7.2 Noncompetition Agreement.

     (a) Duration and Extent of Noncompetition Agreement. For a period of five (5) years from the date hereof, neither Seller nor Bund, nor any Affiliate of either of the foregoing, shall directly or indirectly engage in (as owner, employee, agent, consultant, director, officer, independent contractor or otherwise), or directly or indirectly be financially interested in, any business in the United States or Canada that is engaged in the manufacture of roof drainage products of any type or material. Nothing in the foregoing sentence shall be deemed, however, to prevent Seller from (i) owning securities of any publicly-owned corporation engaged in any such business, provided that the total amount of securities of each class owned by the Seller or Bund in such publicly-owned corporation does not exceed five percent (5%) of the outstanding securities of such class,
(ii) acquiring the securities or assets of any entity that engages in the manufacture, production or distribution of roof drainage products, so long as the annual sales of such entity of roof drainage products during the twelve months prior to such acquisition do not exceed (A) One Million Dollars ($1,000,000) or (B) ten percent (10%) of the total sales of such entity during such period, or (iii) collecting or selling any Asset or Receivable not transferred to Buyer, or received back from Buyer by Seller, in accordance with the terms of this Agreement.

     (b) Remedies for Breach. Seller and Bund acknowledge that the restrictions contained in Section 7.2(a) are reasonable and necessary in order to protect Buyer's legitimate interests and that any violation thereof would result in irreparable injury to Buyer. Seller and Bund therefore acknowledge and agree that, in the event of any violation thereof, Buyer shall be authorized and entitled to obtain, from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled. In the event that Section 7.2(a) is held to be in any respect an unreasonable restriction upon Seller or Bund, then the court so holding may reduce the territory to which it pertains and/or the period of time in which it operates, or effect any other change to the extent necessary to render such subparagraph enforceable by said court.

     (c) Extension of Noncompetition Agreement. In the event that any court of competent jurisdiction determines that Seller or Bund has committed a breach or violation of the restriction contained in Section 7.2(a), the period therein specified shall abate during the time of any violation thereof and that portion of such period remaining at the time of commencement of any violation shall not begin to run until such violation has ceased.

     7.3 Financial Statements. Subsequent to Closing, Seller shall direct its independent accountants to cooperate with the independent accountants of Buyer as may be reasonably necessary with respect to Buyer's compliance with the relevant reporting requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and Regulation S-X promulgated by the United States Securities and Exchange Commission, and the cost of such cooperation by Seller's independent accountants, but not more than an aggregate of Ten Thousand Dollars ($10,000), shall be paid by Seller.

     7.4 Employees of Seller. Buyer shall have no obligation, at any time, to hire any employee of Seller. So long as Paul Njagu remains an employee of Seller, Seller shall make available to Buyer the full-time services of Mr. Njagu for One Hundred Twenty (120) days after Closing. Mr. Njagu shall remain an employee of Seller at Seller's or Bund's offices during such period, but Buyer shall reimburse Seller in an amount equal to Mr. Njagu's current base salary and employee benefits ($55,000 per year in the aggregate) during such period. Buyer shall also have the right, but not the obligation, to hire Mr. Njagu and/or Burt Gordon as a full-time employee, or participate in arranging employment for Mr. Njagu and/or Mr. Gordon with any third party (in any case subject to the agreement of Mr. Njagu and Mr. Gordon) and, immediately upon the execution of this Agreement, may commence discussions with either of them. If Mr. Njagu is employed by Buyer, Buyer shall direct Mr. Njagu to spend sufficient time to collect the Receivables. Seller shall be responsible for negotiating with any affected unions or labor organizations about the effects of this transaction on Seller's employees. Buyer has no such obligation and shall not be responsible for any failure of Seller to negotiate.

     7.5 Delivery of Assets; Other Arrangements.

     (a) Subsequent to Closing, Buyer shall have up to twenty-three (23) Business Days to take delivery of the Assets. Seller shall provide Buyer with free and clear access to the Assets for such purpose on all Business Days and non-Business Days beginning on the Closing Date and for sixty (60) days thereafter. Seller shall cause the last piece of finished product to be left in the rollers of applicable Equipment when made available to Buyer. Buyer's employees (at Buyer's cost) shall transport the Assets to the loading dock of Seller. Buyer's employees (at Buyer's cost) shall load the Assets and transport them. Employees of both Buyer and Seller (at the cost of their respective employers) shall identify and count the Assets prior to loading them, and compare them against a delivery manifest, provided by Buyer, in order to assure that all the Assets are available for loading and loaded. Seller shall be responsible for providing insurance and security with respect to the Assets during the 23 Business Day delivery period. Buyer shall be liable for any damages to Seller's building caused by Buyer's employees and agents in connection with the loading of the Assets.

     (b) If Buyer does not take delivery of all of the Assets within twenty-three (23) Business Days, then Buyer shall pay to Seller as damages, for each Business Day on which Assets to be taken by Buyer remain on the premises of Seller, an escalating fee as follows: One Hundred Dollars ($100) on the first extra Business Day, Two Hundred Dollars ($200) on the second extra Business Day, Three Hundred Dollars ($300) on the third extra Business Day, with further increase of One Hundred Dollars ($100) for each extra Business Day through the end of the sixty (60) day period referred to in Section 7.5(d); provided, that Buyer shall not be liable for the damages set forth in this Section 7.5(b) for such number of "extra days" as is equal to the number of days, if any, that Buyer is prevented from having reasonable access to the Assets for any reason, including, without limitation, as a result of the actions of any employee, or former employee, of Seller.

     (c) Buyer shall have the right, instead of taking delivery of any item of Equipment in accordance with Section 7.5(a), to arrange for a third party to remove such item of Equipment from the premises of Seller in accordance with the procedures set forth in Section 7.5(a). Buyer shall be liable for any damages to Seller's building caused by any such third parties in connection with the loading of the Assets.

     (d) Buyer shall have the further right to reject any of the Assets without any reduction in the Purchase Price (if such Assets otherwise meet the standards specified elsewhere in this Agreement), and shall have no responsibility for the care, maintenance or removal from the premises of Seller of any such rejected Assets. Seller shall have the right to reclaim any Assets that are not removed from Seller's premises within 60 days after the Closing Date, without any reduction in the Purchase Price; provided, that such 60 day period shall be extended, without any penalty to Buyer, for such number of "extra days" as is equal to the number of days, if any, that Buyer is prevented from having reasonable access to the Assets for any reason, including, without limitation, as a result of the actions of any employee, or former employee, of Seller.

     (e) For as long as is reasonably required by Buyer after Buyer has taken delivery of the Assets, Seller shall provide Buyer with such information as is reasonably requested by Buyer to assist Buyer in returning any Assets to, and seeking reimbursement or replacement goods from, the supplier thereof.

     7.6 Satisfaction of Conditions . Each of the parties hereto shall use their reasonable commercial efforts to cause the conditions of the Closing in the control of such party to be satisfied as promptly as practicable.

     7.7 Access. Buyer and Seller shall provide reasonable access at reasonable times and upon reasonable notice to representatives of each other, subject to Section 10.2(b), for purposes of confirming the accuracy of the information set forth herein and for other purposes reasonably related to effectuating the transactions contemplated hereby, including, without limitation, for purposes of Buyer's compliance with the requirements of the any securities laws.

     7.8 Customer Matters. Seller shall satisfy any obligations to its customers with respect to rebates for sales made during 1998 through the Closing Date with the rebate rates based on the total volume of sales by Seller during 1998 through the Closing Date.

     7.9 Destruction of Certain Assets. Seller shall destroy or cause to be destroyed, or rendered unintelligible, any information regarding the operations of Seller, including, without limitation, computer databases, except for any records or copies thereof provided to Buyer or retained by Seller. Seller shall not permit any third party to have access to or copies of such records, except (i) as is required to be disclosed in order to comply with a judicial order or decree or with any law or regulation of any governmental authority or (ii) to Seller's attorneys, accountants and other advisors.

     7.10 Change of Corporate Name. As soon as practicable following Closing, Seller shall change its corporate name to a new name which shall not include the words "sheet metal" or similar words.

     7.11 Schedule 2.5. On or before the Closing Date, Seller shall provide to Buyer Schedule 2.5, which has not been attached at the date of this Agreement.

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

     8.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the condition that no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any Governmental Entity shall be in effect which would prevent the consummation of the transactions contemplated hereby, and no action, suit, claim or proceeding brought by a governmental authority before any domestic court, governmental agency, commission or administrative or regulatory authority shall have been commenced and be pending which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or which otherwise questions the validity or legality of any such transactions;

     8.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Seller shall have performed or complied in all material respects with all obligations and agreements required to be performed or complied with by Seller hereunder at or prior to the Closing Date;

     (b) each of the representations and warranties of Seller contained in this Agreement is now, and at all times after the date of this Agreement to and including the time of Closing shall be, true and correct in all material respects;

     (c) all consents, approvals and waivers required by Seller from third parties, if any, required to consummate the transactions contemplated hereby shall have been obtained;

     (d) no litigation, governmental action or other proceedings involving Seller which could reasonably be expected to have a Material Adverse Effect on Buyer shall be threatened in good faith or commenced against Seller with respect to any matter;

     (e) other than (i) as caused by factors generally applicable to the industry of which the Business is a part or general economic conditions or
(ii) as related to objections to the transactions contemplated by this Agreement by the customers or employers of Seller, no Material Adverse Effect shall have occurred with respect to the Business or the Assets subsequent to the date of this Agreement;

     (f) all documents required to be delivered to Buyer by Seller at or prior to Closing shall have been delivered or shall be tendered at the time and place of Closing; and

     (g) Buyer shall have obtained the consent of Summit Bank, N.A. to the transactions contemplated by this Agreement.

     8.3 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Buyer shall have performed or complied in all material respects with all obligations and agreements required to be performed or complied with by it hereunder at or prior to the Closing Date;

     (b) each of the representations and warranties of Buyer contained in this Agreement is now, and at all times after the date of this Agreement to and including the time of Closing shall be, true and correct in all material respects;

     (c) all consents, approvals and waivers required by Buyer from third parties, if any, required to consummate the transactions contemplated hereby shall have been obtained;

     (d) no litigation, governmental action or other proceedings involving Buyer which could reasonably be expected to have a Material Adverse Effect on Buyer shall be threatened in good faith or commenced against Buyer with respect to any matter; and

     (e) all Cash and documents (including, without limitation, the Note) required to be delivered to Seller by Buyer at or prior to the Closing shall have been delivered or shall be tendered at the time and place of Closing.

                                   ARTICLE IX

     SURVIVAL OF REPRESENTATIONS, LIMITATION OF LIABILITY, INDEMNIFICATION

     9.1  Statements  as  Representations.   The  representations
contained in Article III and Article IV hereof shall be deemed a representation and warranty as such terms are used in this
Article IX.

     9.2 Survival or representations and Warranties. The representations and warranties of Seller and Buyer contained herein shall survive for eighteen months after the Closing Date, except that the representations and warranties of Seller set forth in Sections 3.3, 3.8, 3.9, 3.14 and 3.16 shall survive until the expiration of the applicable statute of limitations. All covenants, obligations and agreements of Buyer and Seller contained herein shall survive the Closing Date.

     9.3 General Indemnity.

     (a) Seller shall (and, with respect only to clause (viii) hereof, Bund and Seller jointly and severally shall) indemnify and hold harmless Buyer and its Affiliates (the "Buyer Group"), from, against and in respect of any and all damages, claims, liabilities or expenses, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively, "Damages"), resulting from, incurred in connection with or arising out of or otherwise in respect of (i) the breach of any representation or warranty of Seller, provided that Buyer notifies Seller thereof during the applicable period of survival as provided in Section 9.2, (ii) the nonfulfillment of any unwaived covenant or agreement on the part of Seller set forth in this Agreement or in any agreement or certificate executed and delivered by Seller pursuant to this Agreement, (iii) all liabilities for Taxes of Seller or any of its Affiliates for any period prior to or subsequent to the Closing Date, (iv) any and all liabilities, obligations, or responsibilities of Seller or any of its Affiliates with respect to any Seller Personnel, or any spouse, dependent or family member of any Seller Personnel, resulting from, relating to or arising out of any action or failure to act which occurred on, prior to or subsequent to the Closing Date, including, without limitation, obligations, liabilities and responsibilities with respect to any (1) discrimination or civil rights claims, wrongful discharge claims, unfair labor practice charges or other charges, claims, complaints or grievances relating to labor relations, employment, employment contracts or contracts for the provision of services, with Seller or any Affiliate of Seller; (2) claims or actions under federal, state or local WARN Acts for improper notification of a plant closing or mass layoff (3) accidents, events or other occurrences compensable under any applicable workers' compensation or similar state or federal law, except to the limited extent that such obligations, liabilities or responsibilities are required by applicable law to be assumed by Buyer; and (4) pension plan, severance plan or policy, termination or indemnity payment, salary continuation agreement or practice, special bonuses or any similar costs or obligations,
(v) all liabilities of Seller, whether incurred on, prior to, or subsequent to the Closing Date, including without limitation any liabilities with respect to any Environmental Claim or Environmental Laws and claims of infringement of Intellectual Property rights of others with respect to actions or failures to act prior to the Closing, (vi) all litigation resulting from, incurred in connection with or arising out of or otherwise in respect  of  the  conduct  of the  Business  on or  prior  to the
Closing,   (vii)  any  and  all  fees  and   expenses  and  other
transaction costs, including, without limitation, attorneys' fees, financial advisors' fees or accountants' fees incurred by Seller or any of its Affiliates, in each case in connection with this Agreement or the transactions contemplated by this Agreement, (viii) any and all liabilities of Seller for which Buyer may become liable pursuant to the operation of bulk sales laws or with respect to Employee Benefit Plans and (ix) any and all actions, suits, claims, proceedings, investigations, audits, examinations, demands, assessments, fines, judgments, settlements, interest, penalties, costs, remedial actions and other expenses (collectively, "Actions") pertaining to or arising out of any of the foregoing in this Section 9.3(a).

     (b) Buyer shall indemnify and hold harmless Seller from, against and in respect of any and all Damages resulting from, incurred in connection with or arising out of or otherwise in respect of (i) the breach of any representation or warranty of Buyer for such period of survival as provided in Section 9.2, (ii) the nonfulfillment of any unwaived covenant or agreement on the part of Buyer set forth in this Agreement or in any agreement or certificate executed and delivered by Buyer pursuant to this Agreement,(iii) the nonfulfillment of any unwaived covenant or agreement on the part of Buyer set forth in this Agreement or in any agreement or certificate executed and delivered by Buyer pursuant to this Agreement, (iv) any and all fees and expenses, including, without limitation, attorneys' fees, financial advisors' fees, accountants' fees and brokers' or finders' fees, incurred by Seller in connection with this Agreement or the transactions contemplated by this Agreement, (v) the conduct of the Business by Buyer subsequent to the Closing Date and (vi) any and all Actions pertaining to or arising out of any of the foregoing in this Section 9.3(b).

     9.4 Limitation of Liability. The liability of Seller under this Article IX shall be limited to the amount of the Purchase Price, and the liability of Bund under this Article IX shall be limited to the aggregate amount of any and all liabilities of Seller for which Buyer may become liable pursuant to Section 9.3(a)(viii).

     9.5 Interest of Indemnification Obligations. In the case of any payments in respect of the indemnification obligations set forth in Section 9.3, interest shall accrue on the amount of such payment from the date payment is made by the Person seeking indemnification until the same is reimbursed at a rate per annum equal to the Prime Rate plus five percent, but not more than the maximum rate permitted by applicable law.

     9.6    Indemnification    Procedure.    All    claims    for
indemnification by a Person entitled to be indemnified  hereunder
(an "Indemnitee") by another Person (an "Indemnitor"), shall be asserted and resolved as follows:

     (a) In the event that any claim or demand for which an Indemnitee may claim indemnity is asserted against or sought to be collected from an Indemnitee by a third party, the Indemnitee shall notify the Indemnitor within fifteen (15) days following the receipt by the Indemnitee of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Article IX unless, and only to the extent that, such failure so to notify results in prejudice to the Indemnitor.

     (b) An Indemnitor shall have thirty (30) days from the date on which the Claim Notice is duly given (the "Notice Period") to notify an Indemnitee (i) whether or not it disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such claim or demand and (ii) whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand; provided, however, that the Indemnitor shall not be entitled to assume the defense of any proceeding pursuant to Section 9.6(b)(ii) unless it has accepted and assumed in writing the obligation to indemnify the Indemnitee with respect to

Damages arising from or relating to such claim or demand. If an Indemnitor does not notify an Indemnitee within the Notice Period that it disputes its liability to the Indemnitee, the Indemnitor shall be liable for the amount of any Damages related thereto.

     (c) In the event an Indemnitor notifies an Indemnitee within the Notice Period that it desires to defend the Indemnitee against such claim or demand from the Indemnitee, then except as hereinafter provided the Indemnitor shall defend, at its sole cost and expense, the Indemnitee by appropriate proceedings, shall use its best efforts to settle or prosecute such proceedings to a final conclusion in such a manner as to avoid any risk of the Indemnitee becoming subject to any injunctive or other equitable order for relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that the Indemnitor shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such claim or litigation. If the defendants in any such claim or demand include both the Indemnitor and the Indemnitee, and the Indemnitee, following consultation with and notice to the Indemnitor, shall have received the opinion of outside counsel, reasonably acceptable to the Indemnitor, stating that there may be legal defenses or rights available to the Indemnitee which are different from, in actual or potential conflict with, or additional to those available to the Indemnitor, the Indemnitee shall have the right to select one law firm to act at the Indemnitor's expense as separate counsel, on behalf of the Indemnitee. In addition, if the Indemnitee desires to participate in, but not control, any other defense or settlement, it may do so at its sole cost and expense. So long as the Indemnitor is defending in good faith any such claim or demand, the Indemnitee shall not settle such claim or demand without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

     (d) In the event an Indemnitee should have a claim against an Indemnitor hereunder which does not involve a claim or demand being asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor; provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Article IX unless, and only to the extent that, such failure so to notify results in prejudice to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the Indemnitor shall be liable for the amount of any Damages related thereto.

     9.7  Remedies  Exclusive.  The  remedies  provided  in  this
Article IX, which Buyer may exercise by, among other methods, set off against the Note and Buyer's right to injunction and other equitable relief, are (except as to claims of fraud) exclusive and shall preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any party hereto.

                                    ARTICLE X

                                 MISCELLANEOUS

     10.1     Certain Definitions.

     For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10.1:

     "Affiliate"  means,  with  respect to any Person,  any other
Person controlling, controlled by or under common control with such Person.

     "Assets" shall have the meaning set forth in Section 1.1 hereof.

     "Bund" shall have the meaning set forth in the Preamble hereto.

     "Business" shall have the meaning set forth in the Recitals hereto.

     "Business Day" means any weekday of the year on which federally chartered banking institutions in Philadelphia, Pennsylvania, are open to the public for conducting business and are not required or authorized to close, except that December 23, December 24, December 25, December 31 and January 1 shall not be deemed Business Days under this Agreement.

     "Buyer" shall have the meaning set forth in the Preamble hereto.

     "Buyer Purchase Documents" shall have the meaning set forth in Section 4.1 hereof.

     "Cash" shall have the meaning set forth in Section 2.1 hereof.

     "Closing Receivables Amount" shall have the meaning set forth in Section 2.2 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contract"  means any oral or written  contract,  agreement, indenture,  note,  bond,  loan,  instrument,  lease,  commitment,
employment   agreement,   covenant   not  to   compete  or  other
arrangement or agreement.

     "Current Receivables" means all Seller's trade accounts receivable, the invoice date of which is less than 90 days prior to the Closing Date.

     "Deposit" shall have the meaning set forth in Section 2.1 hereof.

     "Employee Benefit Plans" shall have the meaning set forth in
Section 3.8 hereof.

     "Environmental Claim" means any notice by a Person alleging actual or potential liability (including, without limitation, potential liability for any investigatory cost, cleanup cost, governmental response cost, natural resources damage, property damage, diminution in property value, personal injury, fine or penalty) arising out of, based on or resulting from the presence, use, handling, emission, transport, disposal, discharge or release or threatened release of any Material of Environmental Concern at any location, whether or not owned by Seller.

     "Environmental Laws" mean all federal, state, local and foreign laws, ordinances, rules, regulations or common law relating to pollution or protection of human health or safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, those relating to the emission, discharge, release or threatened release, presence, manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern.

     "Equipment" shall have the meaning set forth in Section 1.1 hereof.

     "Equipment Leases" shall have the meaning set forth in Section 1.1 hereof.

     "ERISA" shall have the meaning set forth in Section 3.8 hereof.

     "Escrow Agreement" shall mean the Escrow Agreement attached as Exhibit A hereto.

     "Excluded Inventory" shall have the meaning set forth in Section 2.2 hereof.

     "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

     "Indemnitee" shall have the meaning set forth in Section 9.6 hereof.

     "Indemnitor" shall have the meaning set forth in Section 9.6 hereof.

     "Intellectual Property" shall have the meaning set forth in Section 3.7 hereof.

     "Inventory" shall have the meaning set forth in Section 1.1 hereof.

     "Inventory Value" shall have the meaning set forth in Section 2.2 hereof.

     "Knowledge of Seller" means the actual knowledge of the senior management personnel of Seller as of the date of this Agreement.

     "Law" means any  federal,  state,  local or foreign law
(including  common law),  statute,  code,  ordinance,  rule,
regulation   or  other   requirement,   including,   without
limitation, any Environmental Laws.

     "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, charges, proceedings (public or private), claims or governmental proceedings.

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever, but excluding any purchase orders or other commitments to customers with respect to Inventory.

     "Material Adverse Effect" means any material adverse effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of the Business.

     "Materials of Environmental Concern" means hazardous chemicals, pollutants, contaminants, wastes and other toxic or hazardous substances or any other materials or substances that are defined in or regulated under any Environmental Laws.

     "Note" shall have the meaning set forth in Section 2.1 hereof.

     "Old Inventory"shall have the meaning set forth in Section 2.2 hereof.

     "Old Receivables" means all Seller's trade accounts receivable, the invoice date of which is greater than 89 days prior to the Closing Date.

     "Operating Facility" means any operating facility which is owned by Seller or used by Seller in the operation of the Business.

     "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "OSHA" means the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule or regulation or judicial or administrative order or decree regulating, relating to or imposing liability or standards of conduct concerning employee safety and/or health, as now or at any time hereafter in effect.

     "Owners" shall have the meaning set forth in Section 2.1 hereof.

     "Patents" means any and all United States or foreign patents owned by Seller.

     "Permits" means any approvals, authorizations, consents, licenses, permits or certificates, including without limitation any Permits required to handle any Material of Environmental Concern or otherwise required under any Environmental Law.

     "Person"    means    any    individual,    corporation,
partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental
Body or other entity.

     "Prime  Rate"  means the prime rate  quoted by the Wall
Street Journal (Eastern Edition) from time to time.

     "Purchase Price" shall have the meaning set forth in Section 2.1 hereof.

     "Receivables" shall have the meaning set forth in Section 1.1 hereof.

     "Retained Liabilities" shall have the meaning set forth in Section 1.3 hereof.

     "Seller" shall have the meaning set forth in the Preamble hereto.

     "Seller Liabilities" shall have the meaning set forth in Section 1.3 hereof.

     "Seller   Personnel"   means  any   present  or  former
employee, director, officer, agent, independent contractor, advisor, leased worker, consultant, broker or representative of Seller.

     "Seller Purchase Documents" shall have the meaning set forth in Section 3.1 hereof.

     "Subsidiary"  of a Person  means  any  other  Person of
which a majority of the  outstanding  voting  securities  or
other  voting  equity  interests  are  owned,   directly  or
indirectly, by such Person.

     "Taxes" shall have the meaning set forth in Section 3.9 hereof.

     "Tax Return"shall have the meaning set forth in Section 3.9 hereof.

     10.2     Confidentiality; Non-Disparagement.

      (a) Except as agreed by Buyer and Seller, prior to Closing, the parties shall keep the existence of this Agreement in confidence, will not discuss the transactions described herein with any person except their respective equity owners, principals, accountants, attorneys, lenders and advisors and will not otherwise reveal the contents of this Agreement except to the extent necessary to fulfill the conditions of Closing and as required by applicable law (including, without limitation, rules promulgated by the Commission); provided, that subsequent to execution of this Agreement, Buyer shall issue a press release with respect thereto, a draft of which release Buyer shall provide to Seller such that Seller shall have a reasonable opportunity to comment thereon prior to publication thereof.

      (b) For a period of five (5) years after the date of this Agreement, the parties shall use reasonable care to maintain the confidentiality of any Confidential Information received under this Agreement, except insofar as written approval of the other party to release such information, signed by an authorized representative thereof, is obtained.

      (c) Neither Seller nor any Affiliate of Seller will make any written or oral, public or private statements that comment adversely, criticize or otherwise disparage Buyer, or any of its directors, officers, partners, employees, services or products or the honesty, integrity, ability or financial condition of Buyer or any of its directors, officers, partners, or employees. Buyer agrees that it and its directors, officers and employees will not make any written or oral, public or private statements that comment adversely, criticize or otherwise disparage Seller or its honesty, integrity, ability or financial condition.

      10.3 Expenses. Except for applicable transfer taxes on the sale of the Assets and fees related to the Escrow Agreement (all of which shall be shared equally by Buyer and Seller) the parties shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

      10.4 Termination. This Agreement may be terminated by written agreement of the parties hereto or by either Buyer or Seller if Closing has not occurred by December 31, 1998 (provided that no breach by the terminating party was responsible for the Closing not occurring by such date), and, in such event, this Agreement shall have no further force or effect and there shall be no liability to the parties hereto except that the parties shall continue to be liable for any breach of this Agreement occurring prior to such termination and Sections 10.2(a), 10.2(b), 10.2(c), 10.3, 10.6 and 10.8 shall survive such termination.

      10.5 Further Assurances. Each of Seller and Buyer agrees to execute and deliver (and, if applicable, file) such other documents or agreements and to take such other action as may be reasonably necessary or desirable, without payment of further consideration, for the implementation of this Agreement and the consummation and effectuation of the transactions contemplated hereby.

     10.6     Arbitration.

      (a) The parties hereto waive their rights to seek remedies in court, including any right to a jury trial, and agree that in the event of any dispute arising between the parties, such dispute shall be settled by arbitration to be conducted in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association ("AAA") applying the laws of Pennsylvania. Disputes will not be resolved in any other forum or venue. The parties hereto understand that any party's right to appeal or to seek modification of rulings in an arbitration is severely limited. Any award rendered by the arbitrators shall be final and binding and judgment may be entered upon it in any court of competent jurisdiction in Pennsylvania or any other applicable jurisdiction. The fees payable to the AAA shall be shares equally by Buyer and Seller. Notwithstanding the foregoing, the parties agree that they shall retain the right to institute court actions for injunctive and other non-monetary equitable relief.

     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.11.

     10.7 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto), the Seller Purchase Documents and the Buyer Purchase Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof or thereof can be waived, only by written instrument making specific reference to this Agreement or specific Seller Purchase Document or Buyer Purchase Document signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement or specific Seller Purchase Document or Buyer Purchase Document shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     10.8 Governing Law. This Agreement shall be governed by
and   construed   in   accordance   with  the  laws  of  the
Commonwealth  of  Pennsylvania   without  giving  effect  to
principles of conflicts of law.

     10.9 Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     10.10 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     10.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  If to Buyer:

                           805 Pennsylvania Boulevard
                           Feasterville, PA  19053
                           Attention:   Joseph F. Weiderman, President
                           Telephone No:   (215) 355-1200 (ext. 120)
                           Telecopy No:     (215) 953-7750

                  with a copy to:

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           Twelfth Floor Packard Building
                           111 South 15th Street
                           Philadelphia, Pennsylvania  19102-2678
                           Attention:  Jason M. Shargel, Esquire
                           Telephone No:  (215) 977-2216
                           Telecopy No:    (215) 977-2334

                  provided that after July 4, 1999 copies of notices shall be addressed to:

                           22nd Floor, 1650 Arch Street
                           Philadelphia, PA  19107

                  If to Seller or Bund:

                           c/o Malcolm Bund & Associates, Inc.
                           7200 Wisconsin Avenue
                           Suite 306
                           Bethesda, Maryland  20814
                           Attention: Sydney Martin, Vice President Finance Telephone No: (301) 913-0111
                           Telecopy No:    (301) 941-8120

                  with a copy to:

                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, DC 20004
                           Attention: Bruce E. Rosenblum
                           Telephone No:  (202) 637-2200
                           Telecopy No:    (202) 637-2201

     10.12 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. No party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that (a) Buyer may transfer its rights and obligations under this Agreement, upon written notice to Seller of such assignment, to any Affiliate of Buyer, subject to Buyer's agreement to remain liable at all times for any of its obligations under this Agreement prior to such assignment, (b) Seller may transfer its rights and obligations under this Agreement, upon written notice to Buyer of such assignment, to any Affiliate of Seller, subject to the agreement of each of Seller and Bund to remain liable at all times for all of its obligations under this Agreement prior to such assignment and subject to Buyer's retaining all rights of offset and similar rights,
(c) Seller may assign its rights to the deposit to any Person, upon written notice to Buyer of such assignment, subject to the agreement of Seller to remain liable at all times for all of its obligations under this Agreement with respect to the Deposit prior to such assignment and subject to Buyer's retaining all rights of offset and similar rights with respect to the Deposit.

     10.13 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

     10.14 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                  BERGER HOLDINGS, LTD.


By:               /s/ Joseph F. Weiderman
                  Name: Joseph F. Weiderman
                  Title: President

                  SHEET METAL MANUFACTURING CO., INC.


By:               /s/ Sydney E. Martin
                  Name: Sydney E. Martin
                  Title: Vice President

                  SOLELY WITH RESPECT TO SECTIONS 7.2 AND 9.3:

                  BUND CAPITAL LIMITED PARTNERSHIP

By:               Malcolm Bund & Associates, Inc., its
                  general partner


By:               /s/ Sydney E. Martin
                  Name: Sydney E. Martin
                  Title: Vice President

         AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         This Amendment to Amended and Restated Loan and Security Agreement (this "Amendment") is made this 7th day of December, 1998 by and among Berger Financial Corp. ("BFC"), a Delaware corporation, Berger Bros Company ("BBC"), a Pennsylvania corporation and Berger Holdings, Ltd. ("BHL"), a Pennsylvania corporation, each with its chief executive office at 805 Pennsylvania Boulevard, Feasterville, Pennsylvania 19053, and Summit Bank ("Bank"), a New Jersey bank having offices at 4900 Route 70, Pennsauken, New Jersey 08109-4792. BFC and BBC are hereinafter collectively referred to and obligated as "Borrower." Borrower and BHL are hereinafter collectively referred to and obligated as "Obligors."

                                   BACKGROUND

A. Pursuant to the terms and subject to the conditions set forth in that certain Amended and Restated Loan Agreement dated January 2, 1998 between Borrower and Bank (the "Loan Agreement") and related instruments, agreements and documents (collectively, along with the Loan Agreement, the "Financing Agreements"), Borrower is currently indebted to Bank for repayment of (i) a revolving credit facility made available by Bank to Borrower in a principal sum of up to Seven Million ($7,000,000.00) Dollars (the "Revolving Credit"), which indebtedness is further evidenced by that certain Revolving Credit Note dated January 2, 1998 in the principal sum of Seven Million ($7,000,000.00) Dollars executed and delivered by Borrower to Bank (the "Revolving Credit Note"); and (ii) a term loan made by Bank to Borrower in the principal sum of One Million Nine Hundred Sixty Thousand ($1,960,000.00) Dollars (the "Term Loan"), which indebtedness is further evidenced by that certain Term Loan Note dated January 2, 1998 in the principal sum of One Million Nine Hundred Sixty Thousand ($1,960,000.00) Dollars executed and delivered by Borrower to Bank (the "Term Loan Note"). The Revolving Credit Note and the Term Loan Note are hereinafter collectively referred to as the "Original Notes."
B.

C.  To  induce   Bank  to  enter  into  the   Financing
Agreements, pursuant to the terms and subject to the conditions set forth in certain Amended and Restated Surety Agreement dated January 2, 1998 executed and delivered by BHL to Bank (the "Surety Agreement"), BHL guaranteed, as a surety, all existing and future debts, liabilities and obligations of Borrower to Bank including, without limitation, the debts, liabilities and obligations evidenced by the Original Notes. To secure BHL's indebtedness to Bank as a surety for the debts, liabilities and obligations of Borrower to Bank, pursuant to a certain Security Agreement dated August 21, 1997 between BHL and Bank, BHL granted Bank continuing liens on and security interests in and to all of BHL's existing and future accounts, chattel paper, contracts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property and the cash and non-cash proceeds thereof, all as more fully described in such Security Agreement.

D.
E. Concurrently herewith, pursuant to the terms and subject to the conditions of a certain Asset Purchase Agreement dated as of December 2, 1998 by and between BHL and Sheet Metal Manufacturing Co., Inc. ("Sheet Metal"), a Delaware corporation, and Bund Capital Limited Partnership, a Maryland limited partnership (the "Asset Purchase Agreement"), the rights under which have been assigned by BHL to BBC on this date, BBC has agreed to purchase certain assets from Sheet Metal (the "Acquired Assets"), all as more fully described in the

Asset Purchase Agreement. Obligors have requested that Bank (i) consent to the transactions described in the Asset Purchase Agreement, (ii) finance, in part, the acquisition by BBC of the Acquired Assets, and to further fund Borrower's working capital needs and (iii) amend the Financing Agreements to provide for, among other things, an increase in the Revolving Credit and the Term Loan, and Bank is willing to do so under the terms and subject to the conditions set forth in this Amendment.
F.
G. To provide additional financing for the acquisition by
BBC of the Acquired Assets, pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, Sheet Metal is providing unsecured, subordinate purchase money financing in the sum of up to One Million Five Hundred Thousand ($1,500,000.00) Dollars, which subordinated indebtedness is evidenced by a certain Floating Rate Subordinated Note due March 1, 2000 of even date herewith in the principal sum of up to One Million Five Hundred Thousand ($1,500,000.00) Dollars executed and delivered by BBC to Sheet Metal (the "Sheet Metal Subordinated Note").
H.
I. All capitalized terms not otherwise defined in this
Amendment shall have the meanings  ascribed to such terms in the Loan Agreement.
J.
K. NOW, THEREFORE, with the foregoing background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound hereby, further covenant and agree as follows:
L.
1. Confirmation of Existing Indebtedness. Obligors hereby unconditionally acknowledge and confirm that: (a) the unpaid principal indebtedness of Borrower to Bank evidenced by the Revolving Credit Note is, as of December 3, 1998, Five Million Three Hundred Thirty-Two Thousand Forty-Two and 54/100 ($5,332,042.54) Dollars; (b) interest on the outstanding principal balance of the Revolving Credit has been paid through November 30, 1998; (c) the unpaid principal indebtedness of Borrower to Bank evidenced by the Term Loan Note is One Million Six Hundred Thousand Six Hundred Sixty-Six and 63/100 ($1,600,666.63) Dollars;
(d) interest on the outstanding principal balance of the Term Loan has been paid through November 30, 1998; and (e) the foregoing sums, together with continually accruing interest and any related costs, fees and expenses are, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set off of any kind or of any nature whatsoever.
2.
3. Ratification of Financing
Agreements. Obligors hereby ratify, confirm and reaffirm in all respects and without condition, all of the terms, covenants and conditions set forth in the Financing Agreements, and hereby agree that each of them remain unconditionally liable to Bank in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents, and that all Collateral, liens, security interests and pledges created pursuant thereto and/or referred to therein continue unimpaired and in full force and effect, and secure and shall continue to secure all of the Obligations.

1. Warranties and Representations.
2.
(a) All warranties and representations set forth in the Loan Agreement and the Surety Agreement are hereby respectively reasserted and restated by Borrower and BHL (as applicable) as of the date hereof as if the same were set forth at length herein. Obligors acknowledge that such warranties and representations (and the warranties and representations set forth herein) are being specifically relied upon by Bank as a material inducement to Bank to enter into this Amendment and increase the Revolving Credit and the Term Loan.
(b)
(c) As a further inducement to Bank to enter into this Amendment, Obligors further represent and warrant to Bank that:
(d)
(i) Each  Obligor has the power,  authority  and capacity to enter into and
perform  this  Amendment  and  all  related  instruments,   agreements  and
documents,  and to incur the Obligations  herein and therein  provided for, and such Obligor has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and related instruments, agreements and documents;
(ii)
(iii)  This  Amendment,   the  Replacement   Revolving   Credit  Note,  the
Replacement Term Loan Note (both as hereinafter defined) and the other Financing Agreements are valid, binding and enforceable against each Obligor in accordance with their respective terms;
(iv)
(v)  No  consent,   approval  or  authorization  of,  or  filing,
registration or qualification with, any Person is required to be obtained by any Obligor in connection with the execution and delivery of this Amendment;
(vi)
(vii) The Asset Purchase Agreement and all related instruments, agreements and documents are legal, valid, binding and enforceable in accordance with their respective terms;
(viii)
(ix) Subject only to payment of the consideration for the acquisition of the Acquired Assets, the transactions described in the Asset Purchase Agreement and all related instruments, agreements and documents have been consummated in accordance with all applicable Law; and
(x)
(xi) No Event of Default or Potential Default has occurred under the Financing Agreements.
(xii)
3. Amendments to Loan Agreement. Under the terms and subject to the conditions set forth in this Amendment, the Loan Agreement and the other Financing Agreements are hereby amended as follows:
4.

     Paragraph 1.5 of the Loan  Agreement is hereby  amended
and  restated to read in its  entirety  as follows:
(a)
     1.5 "Borrowing  Base" means, at any time, an amount shown on the
most  current   Borrowing  Base  Certificate   executed  and
delivered by Borrower to Bank equal to the lesser of:

     1.5.1 Nine Million Five Hundred Thousand ($9,500,000.00) Dollars ("Maximum Line Amount"); or

     1.5.2  An  amount  up to the  sum of (a)  eighty-five
(85%) percent of the net outstanding amount of Eligible Accounts, after deducting therefrom all payments, adjustments and credits applicable thereto, and (b) the lesser of (i) fifty (50%) percent of the value (determined on the basis of the lower of cost or market value) of Eligible Inventory and
(ii) Four Million Five Hundred Thousand ($4,500,000.00) Dollars. The foregoing percentage advance rates are subject to periodic examination and analysis by Bank and, as a result thereof, and in Bank's discretion exercised reasonably and in good faith, are subject to change.

(a) The definition for "Subordinated Indebtedness" as set forth in paragraph 1.4 of the Loan Agreement shall hereinafter be deemed to include, in addition to the Indebtedness specified in Exhibit 1.40 of the Loan Agreement, the Indebtedness evidenced by the Sheet Metal Subordinated Note.
(b)
(c) The terms "Revolving Credit" and "Term Loan" as used in the Loan Agreement shall hereafter refer to the Revolving Credit and the Term Loan, respectively, as increased pursuant to the terms and subject to the conditions of this Amendment.
(d)
(e)Notwithstanding  anything to the contrary set forth in Paragraph  2.4 of the Loan  Agreement,  so long as there has  occurred no Event of Default or any Potential  Default which is  continuing,  for the period of ninety (90)
days following the date of this Amendment, the Revolving Credit may include loans, advances and extensions of credit in excess of the Borrowing Base (collectively, the "Permitted Overadvances") in an aggregate amount of up to One Million Five Hundred Thousand ($1,500,000.00) Dollars; provided, however, at no time shall the amount outstanding under the Revolving Credit exceed the Maximum Line Amount. If at any time the Permitted Overadvances
shall,   for  any  reason,   exceed  One  Million  Five  Hundred   Thousand
($1,500,000.00)  Dollars,  Borrower  shall  immediately  repay to Bank such
amount  as  may  be  necessary  to  eliminate   such  excess  and,  on  the
ninety-first  (91st) day following the date hereof,  and on each  thirtieth
(30th)  day   thereafter,   the  aggregate   amount  of  unpaid   Permitted
Overadvances shall be reduced by Two Hundred Fifty Thousand ($250,000.00) Dollars so that on the two hundred fortieth (240th) day following the date hereof there shall be no Permitted Overadvances outstanding.
(f)

(g) The definition  for  "Revolving  Credit Note" as set forth in Paragraph
2.5 of the Loan Agreement shall hereinafter be deemed to refer to the Replacement Revolving Credit Note (as defined in Paragraph 5 hereof).
(h)
(i) The  definition  for "Term Loan Note" as set forth in Paragraph  2.8 of the Loan Agreement shall  hereinafter be deemed to refer to the Replacement
Term Loan Note (as defined in Paragraph 7 hereof).
(j)
(k) A new Paragraph  1.44 is hereby added to the Loan Agreement to read in its entirety as follows:
 (l)
                  1.44  "Year  2000  Problem"  means  any  significant  risk  of
                  computer   hardware  or  software  used  in  the  business  or
                  operations of Borrower will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliability as in the case of times or time periods occurring before January 1, 2000.

(a) A new Paragraph 5.1.19A is hereby added to the Loan Agreement to read in its entirety as follows:
(b)
                  5.1.19A Borrower has reviewed its operations with a view to assessing whether its business will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission, or other utilization of data be vulnerable to a Year 2000 Problem. Based on such review, Borrower has no reason to believe that a Material Adverse Effect will occur with respect to its business or operations resulting from a Year 2000 Problem:

(a) A new Paragraph 6.1.19A is hereby added to the Loan Agreement to read in its entirety as follows:
(b)
                  6.1.19A Borrower shall take all action necessary to assure that its computer based system is able to process effectively data, including dates on and after January 1, 2000, without any Year 2000 Problem. At the request of Bank, Borrower shall provide Bank with assurances and substantiations reasonably acceptable to Bank as to Borrower's capacity to process data on and after January 1, 2000 without any Year 2000 Problem:

(a) Paragraph 6.3.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
(b)
                  6.3.1 Borrower and Surety shall at all times maintain a ratio of Senior Liabilities (defined to be all Liabilities minus the long-term portion of Subordinated Indebtedness) to Tangible Capital Funds (defined to be Tangible Net Worth plus the long-term portion of Subordinated Indebtedness) of not more than 2.25 to 1.00 from December 7, 1998 through March 31, 1999, and at all times after March 31, 1999, a ratio of Senior Liabilities to Tangible Capital Funds of not more than 2.00 to 1.00;

1. Replacement Revolving Credit Note. Contemporaneously herewith, Borrower shall execute and deliver to Bank its Replacement Revolving Credit Note in the principal sum of Nine Million Five Hundred Thousand ($9,500,000.00) Dollars (the "Replacement Revolving Credit Note") to evidence the Obligations with respect to the loans and advances made or to be made by Bank to or for the benefit of Borrower under the Revolving Credit (as increased hereby), all as more fully described in the Replacement Revolving Credit Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof. The Replacement Revolving Credit Note replaces and supersedes, but does not extinguish any unpaid Obligations evidenced by or constitute a novation of, the Revolving Credit Note.
2.
3. Disbursement of Term Loan Increase. Upon satisfaction of the conditions precedent set forth herein, Bank shall disburse to Borrower the sum of Seven Hundred Ninety-Nine Thousand Three Hundred Thirty-Three and 37/100 ($799,333.37) Dollars (the "Term Loan Increase") on account of the Term Loan.
4.
5. Replacement Term Loan Note. Contemporaneously herewith, Borrower shall execute and deliver to Bank its Replacement Term Loan Note in the principal sum of Two Million Four Hundred Thousand ($2,400,000.00) Dollars (the "Replacement Term Loan Note") to evidence the Obligations with respect to the loans and advances made or to be made by Bank to or for the benefit of Borrower under the Term Loan (as increased hereby), all as more fully described in the Replacement Term Loan Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof. The Replacement Term Loan Note replaces and supersedes, but does not extinguish any unpaid Obligations evidenced by or constitute a novation of, the Term Loan Note.
6.
7. Conditions Precedent. Bank's obligations under this Amendment are subject to the following conditions precedent (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):
8.

(a) Borrower shall duly execute and/or deliver, or cause to be duly executed and/or delivered, to Bank the following:
(b)
(i)   This  Amendment;
(ii)
(iii) The  Replacement  Revolving Credit Note;
(iv)
(v)     The Replacement Term Loan Note;
(i) A certified (as of the date of this Amendment) copy of resolutions of each Obligor's board of directors authorizing the execution, delivery and performance of this Amendment.

(ii)
(iii) A certificate (as of the date of this Amendment)
of each Obligor's corporate secretary as to the incumbency and signatures of the officers of such Obligor executing this Amendment;
(iv)
(v) Evidence, including, without limitation, Uniform Commercial Code searches and (where applicable) copies of UCC-3 termination statements executed by each Sheet Metal's secured creditors, that upon acquisition by
BBC of the Acquired Assets,  the Acquired Assets shall be free and clear of all liens and security interests, except for liens in favor of Bank, which secure the Obligations, and liens that constitute Permitted Liens.
(vi)
(vii) Copies of all documents  evidencing  the terms and
conditions   of  Borrower's   Subordinated   Indebtedness   including,   without
limitation,  Subordinated  Indebtedness in favor of Sheet Metal;
(viii)
(ix) The written opinion of Borrower's and BHL's counsel, dated the date hereof and addressed to Bank;
(x)
(xi) Proof satisfactory to Bank that Borrower has obtained all required property, liability and casualty insurance with respect to all of its real and personal property (including the Acquired Assets). Bank shall be named as lender loss payee, mortgagee and additional insured, as its interest may appear, on all such policies of insurance and its interests shall be insured notwithstanding acts or negligence on the part of Borrower;
(xii)
(xiii) Copies of the Asset Purchase Agreement and all instruments, agreements and documents relative to the acquisition by BBC of the Acquired Assets;
(xiv)
(xv) A pro forma Borrowing Base Certificate of even date herewith, which is effective immediately after BBC's acquisition of the Acquired Assets;
(xvi)
(xvii) Evidence of the acquisition by BBC of the Acquired Assets pursuant to the Asset Purchase Agreement and all related instruments, agreements and documents and, without limiting the generality of the foregoing, evidence of the consummation of the transactions described in such documents in accordance with all applicable Law;
(xviii) A facility fee in the amount of Twenty-Five Thousand
($25,000.00) Dollars;
(xix)
(xx) A letter from Borrower to Bank authorizing the Bank to disburse the Term Loan Increase, as well as any amounts to be disbursed under the Revolving Credit to Sheet Metal on account of the purchase price for the Acquired Assets, together with wiring instructions for Sheet Metal; and
(xxi) Such other instruments, agreements and documents as Bank may reasonably require.
(xxii)
(b) No Event of Default or Potential Default shall have occurred and be continuing.
(c)

2. Condition Subsequent. Within ninety (90) days of the date hereof, Borrower shall deliver to Bank an appraisal of the portion of the Acquired Assets which are fixed assets (the "Acquired Fixed Assets"). Such appraisal shall be based on an orderly liquidation of the Acquired Fixed Assets. If the Term Loan Increase exceeds eighty (80%) percent of the appraised value of the Acquired Fixed Assets, then Borrower shall prepay such excess within thirty
(30)  days of the  delivery  of said  appraisal  to  Bank.
3.
4. No Waiver of Defaults. This Amendment is not and shall not be deemed to be a waiver of any defaults or Events of Default or Potential Defaults which may now exist or hereafter occur under the Financing Agreements.
5.
6. No Obligation to Extend. Borrower acknowledges and agrees that, notwithstanding anything to the contrary set forth in this Amendment, Bank has no obligation to further amend the Financing Agreements or otherwise restructure the indebtedness described in this Amendment, and that neither
Bank nor its representatives have made any agreements with, or commitments or representations or warranties to, Borrower (either in writing or orally) other than as expressly stated in this Amendment. Nothing contained in this Amendment, or any compliance with the terms of this Amendment or any of the instruments, agreements or documents referred to in this Amendment, shall impose any obligation on the part of Bank to consummate a further restructure of the indebtedness described in this Amendment or provide any further financial or other accommodation.
7.
8. Integrated Agreement. This Amendment and all of the instruments, agreements and documents executed and/or delivered or to be executed and/or delivered in conjunction with this Amendment shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Financing Agreements. All such instruments, agreements and documents, and this Amendment, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall constitute an amendment thereto and shall govern and control.
9.
10.  Expenses of Bank.  Borrower  shall pay all expenses
(including the reasonable fees and expenses of legal counsel to Bank) relating to preparation, negotiation, administration and enforcement of this Amendment and the Financing Agreements.
 11.
12.  Governing Law. This Amendment  shall be
governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.
13.
14.

 15.Seal.  This Amendment is intended to take effect as an instrument under seal.
16.
17. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Loan and Security Agreement to be duly executed and delivered the day and year first above written.
18.
19.      Attest:                                 BERGER FINANCIAL CORP., a
20.                                                Delaware corporation
21.
22.
23.      By:/s/ Theodore A. Schwartz            By:/s/ Joseph F. Weiderman
24.            Name: Theodore A. Schwartz              Joseph F. Weiderman,
25.            Title: Chief Executive Officer          President
26.
27.               [Corporate Seal]
28.
29.
30.      Attest:                                 BERGER BROS COMPANY, a
31.                                                Pennsylvania corporation
32.
33.
34.      By:/s/ Theodore A. Schwartz            By:/s/ Joseph F. Weiderman
35.            Name: Theodore A. Schwartz              Joseph F. Weiderman,
36.            Title: Chief Executive Officer          President
37.
38.               [Corporate Seal]
39.
40.
41.      Attest:                                 BERGER HOLDINGS, LTD., a
42.                                                Pennsylvania corporation
43.
44.
45.      By:/s/ Theodore A. Schwartz            By:/s/ Joseph F. Weiderman
46.            Name: Theodore A. Schwartz              Joseph F. Weiderman,
47.            Title: Chief Executive Officer          President
48.
49.               [Corporate Seal]
50.
51.                                              SUMMIT BANK
52.
53.
54.                                             By:/s/ Phyllis Briley-Geiser
55.                                                    Phyllis Briley-Geiser,
56.                                                    Vice President